UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices)   (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2009, the Governance, Compensation and Nominating Committee (the “Committee”) of Comerica Incorporated (the “Corporation”) amended and restated the Amended and Restated Benefit Equalization Plan for Employees of Comerica Incorporated (the “Plan”), effective January 1, 2009.  The Plan, as amended, has terms and conditions substantially similar to the previous version of the Plan except for the following:  The Plan was amended to provide that awards granted by the Committee under the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan, as it may be amended and/or restated from time to time, or its successor plan, to a Plan participant are included in calculating the benefits payable under the Plan if the Committee, in its sole discretion, expressly grants such award in lieu of an award earned but not paid for a particular performance period under the Comerica Incorporated 2006 Amended and Restated Management Incentive Plan as it may be amended and/or restated from time to time, or its successor plan.  The summary of the amendment to the Plan set forth above is qualified in all respects by reference to the Plan, as amended, a copy of which is being filed herewith as Exhibit 10.1.

The resolutions adopted by the CPP Subcommittee regarding the amendment of the Corporation’s benefit plans in connection with the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (which resolutions are attached as Exhibit 10.3 to the Corporation’s Current Report on Form 8-K filed on November 19, 2008) remain in full force and effect, unmodified by the above amendment.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information concerning the amendment to the Plan set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Amended and Restated Benefit Equalization Plan for Employees of Comerica Incorporated, effective January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs,
and Secretary

Date: March 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Benefit Equalization Plan for Employees of Comerica Incorporated, effective January 1, 2009.